                                                                   Exhibit 2.1

                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                                THERMATRIX INC.,

                          TMX ACQUISITION SUB I, INC.

                                      and

                       WAHLCO ENVIRONMENTAL SYSTEMS, INC.

                          dated as of November 9, 1998

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----

DEFINITIONS.................................................................1

ARTICLE 1. THE MERGER.......................................................7

        1.1  Effective Time of The Merger...................................7
        1.2  Closing........................................................7
        1.3  Effects of the Merger..........................................8
        1.4  Directors and Officers.........................................8

ARTICLE 2. CONVERSION OF SECURITIES.........................................8

        2.1  Conversion of Capital Stock....................................8
        2.2  Exchange of Certificates.......................................9
        2.3  Appraisal Rights..............................................11

ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF TARGET........................11

        3.1  Organization..................................................12
        3.2  TARGET Capital Structure......................................12
        3.3  Subsidiaries..................................................13
        3.4  Authority and Status..........................................13
        3.5  No Conflict; Required Filings and Consents....................13
        3.6  SEC Filings; Financial Statements.............................14
        3.7  No Undisclosed Liabilities....................................15
        3.8  Absence of Certain Changes or Events..........................15
        3.9  Taxes.........................................................16
       3.10  Restrictions on Business Activities...........................17
       3.11  Title to Properties; Absence of Liens and Encumbrances........17
       3.12  Intellectual Property.........................................17
       3.13  Agreements, Contracts and Commitments.........................18
       3.14  Employees; Employment Matters.................................20
       3.15  Employee Benefit Plans........................................21
       3.16  Litigation....................................................21
       3.17  Licenses and Permits; Compliance with Law.....................21
       3.18  Insurance.....................................................22
       3.19  Related Parties...............................................22
       3.20  Clients.......................................................22
       3.21  Warranty; Unbillable Work.....................................23
       3.22  Environmental Liability.......................................23
       3.23  Brokers or Finders............................................23

                              TABLE OF CONTENTS
                                 (continued)

                                                                         Page
                                                                         ----

ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF BUYER AND SUB................24

        4.1  Organization.................................................24
        4.2  Authority; No Conflict; Required Filings and Consents........24
        4.3  Financing....................................................25
        4.4  Sophisticated Purchaser; Access to Information; No Oral
              Representations.............................................25

ARTICLE 5. CONDUCT OF BUSINESS............................................25

        5.1  Covenants of TARGET..........................................25
        5.2  SEC Filings; Financial Statements............................27
        5.3  Cooperation..................................................27
        5.4  Board of Directors...........................................28

ARTICLE 6. ADDITIONAL AGREEMENTS..........................................28

        6.1  No Solicitation..............................................28
        6.2  Proxy Statement..............................................29
        6.3  Stockholders' Meeting........................................30
        6.4  Consents.....................................................30
        6.5  Access to Information........................................30
        6.6  Legal Conditions to Merger...................................30
        6.7  Update Disclosure; Breaches; Opportunity to Cure.............31
        6.8  Trading Prohibitions.........................................31
        6.9  Voting Agreement.............................................31
       6.10  Additional Agreements; Reasonable Efforts....................31
       6.11  Security Interest............................................32
       6.12  Collection and Payment of the Net Proceeds...................32
       6.13  Payment of Wexford Debts and Replacement of Wexford
              Guarantees..................................................33
       6.14  Working Capital..............................................33
       6.15  Subsidiaries.................................................33
       6.16  Fees and Expenses............................................33

 ARTICLE 7. CONDITIONS TO MERGER..........................................34

        7.1  Conditions to Each Party's Obligation to Effect the Merger...34
        7.2  Additional Conditions to Obligations of BUYER................34
        7.3  Additional Conditions to Obligations of TARGET...............35

                               TABLE OF CONTENTS
                                  (continued)

                                                                         Page
                                                                         ----

ARTICLE 8. TERMINATION AND AMENDMENT......................................35

        8.1  Termination..................................................35
        8.2  Effect of Termination........................................37
        8.3  Fees and Expenses............................................37
        8.4  Amendment....................................................38
        8.5  Extension; Waiver............................................38

ARTICLE  9. MISCELLANEOUS.................................................38

        9.1  Nonsurvival of Representations, Warranties and Agreements....38
        9.2  Notices......................................................38
        9.3  Interpretation...............................................40
        9.4  Counterparts.................................................40
        9.5  Governing Law................................................40
        9.6  Arbitration..................................................40
        9.7  Assignment...................................................41
        9.8  Entire Agreement; No Third Party Beneficiaries...............41
        9.9  Severability.................................................41
       9.10  Exhibits and Schedules Incorporated..........................41


                             EXHIBITS AND SCHEDULES

     Exhibit A      Voting and Option Agreement
     Schedule I     Wexford Debts
     Schedule II    Wexford Guarantees
     Schedule 3     TARGET Disclosure Schedule
     Schedule 4     BUYER Disclosure Schedule

                          AGREEMENT AND PLAN OF MERGER


     AGREEMENT AND PLAN OF MERGER, dated as of November 9, 1998 (this "Agreement") by and among Thermatrix Inc., a Delaware Corporation ("BUYER"), TMX Acquisition Sub I, Inc., a Delaware corporation and a wholly-owned subsidiary of BUYER ("SUB"), and Wahlco Environmental Systems, Inc., a Delaware corporation ("TARGET").


                                    RECITALS

     A. The Boards of Directors of BUYER, SUB and TARGET deem it advisable and in the best interests of each corporation and its respective stockholders that BUYER and TARGET combine in order to advance the long-term business strategies, goals and interests of BUYER and TARGET;

     B. The combination of BUYER and TARGET shall be effected by the terms of this Agreement through a transaction in which SUB will merge with and into TARGET, TARGET will be the surviving corporation and will become a wholly-owned subsidiary of BUYER.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties agree as follows:

                                  DEFINITIONS

     "Alternative Transaction" shall have the meaning set forth in Section 8.1.

     "Approval" shall have the meaning set forth in Section 6.6.

     "Business day" means a Monday through Friday on which banks are generally open for business in California.

     "BUYER Disclosure Schedule" shall have the meaning set forth in Article 4.

     "BUYER Expenses" shall have the meaning set forth in Section 8.3(a).

     "Certificate of Merger" shall have the meaning set forth in Section 1.1.

     "Certificate(s)" shall have the meaning set forth in Section 2.2(b).

     "Closing" shall have the meaning set forth in Section 1.2.

     "Closing Date" shall have the meaning set forth in Section 1.2.

     "COBRA" shall have the meaning set forth in Section 3.14(d).

     "Competing Offer" shall have the meaning set forth in Section 6.1(a).

     "Confidentiality Agreement" shall have the meaning set forth in Section 6.1(a).

     "Constituent Corporations" shall have the meaning set forth in Section 1.3(a).

     "Contingent Payments" shall have the meaning set forth in Section
2.1(c)(ii).

     "Credit Agreement" shall have the meaning set forth in the definition of "Wexford Debts."

     "Designated Amounts" shall mean (i) (Pounds)637,310 due from Mannesmann Demag together with any fees or interest on such amount that may be recovered (the "Mannesmann Receivable"), and (ii) (x) (Pounds)688,310 on deposit with London International and Mercantile, a company organized under the laws of the United Kingdom ("LIM"), to secure WEP's obligation to indemnify LIM against any payments LIM may be required to make to customers of WEP holding guarantees issued by LIM to secure WEP's obligations to such customers under WEP warranties, (y) the rate of return due to WEP on such amount and (z) any and all other payments due and owing to WEP from LIM in respect of such amounts without giving effect to any set off against such funds by LIM in respect of fees owed to LIM by WEP in respect of the LIM guarantees ((x), (y) and (z) collectively, the "LIM Funds").

     "DGCL" shall have the meaning set forth in Section 1.1.

     "Dissenting Shares" shall have the meaning set forth in Section 2.3.

     "Dissenting Stockholder" shall have the meaning set forth in Section 2.3.

     "Effective Time" shall have the meaning set forth in Section 1.1.

     "Environmental Claim" shall mean any notice, claim, act, cause of action or investigation by any person alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (i) the presence, or release into the environment, of any Hazardous Materials or (ii) any violation, or alleged violation, of any Environmental Laws.

     "Environmental Laws" shall mean all federal, state, local and foreign laws and regulations relating to pollution or the environment (including ambient air, surface water, ground water, land surface or subsurface strata) or the protection of human health and worker safety, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

     "ERISA Affiliate" shall mean any corporation or other business entity that is included in a controlled group of corporations within which TARGET is also included, as provided in Section 414(b) of the Code; or which is a trade or business under common control with TARGET, as provided in Section 414(c) of the Code; or which constitutes a member of an affiliated service group within which TARGET is also included, as provided in Section 414(m) of the Code; or which is required to be aggregated with TARGET pursuant to regulations issued under
Section 414(o) of the Code. All ERISA Affiliates are listed in the TARGET Disclosure Schedule.

     "Event" shall have the meaning set forth in Section 6.7.

     "Exchange Act" shall have the meaning set forth in Section 3.5(b).

     "Exchange Agent" shall have the meaning set forth in Section 2.2(a).

     "Exchange Fund" shall have the meaning set forth in Section 2.2(a).

     "GAAP" means generally accepted accounting principles as in effect from time to time, applied consistently with the principles used in preparing financial statements of the respective party.

     "Governmental Entity" shall have the meaning set forth in Section 3.5(b).

     "Hazardous Materials" means chemicals, pollutants, contaminants, wastes, toxic substances, radioactive and biological materials, asbestos-containing materials (ACM), hazardous substances, petroleum and petroleum products or any fraction thereof.

     "Include" shall have the meaning set forth in Section 9.3.

     "Include without limitation" shall have the meaning set forth in Section
9.3.

     "Indebtedness" of any Person means all obligations of such Person which in accordance with GAAP should be classified upon a balance sheet of such Person as liabilities of such Person, and in any event, regardless of how classified in accordance with GAAP, shall include: (i) all obligations of such Person for borrowed money or which have been incurred in connection with the purchase of property or assets; (ii) obligations secured by any Security Interest upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations; (iii) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of the property; and (iv) that portion of capitalized lease obligations properly classified as a liability on a balance sheet in accordance with GAAP.

     "Initial Payment" shall have the meaning set forth in Section 2.1(c)(i).

     "Interim Funding Cap" shall mean any amounts advanced to TARGET by Wexford with the approval of the Executive Committee, up to a total equal to the product of $200,000 and the number of months from the date hereof to the Closing Date (prorated for partial months), and a maximum of $500,000 in the aggregate.

     "Latest Financial Statements" shall have the meaning set forth in Section 3.6(c).

     "Liability" means any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, and whether due or to become due), obligation or Indebtedness.

     "LIM" shall have the meaning set forth in the definition of "Designated Amounts."

     "LIM Funds" shall have the meaning set forth in the definition of "Designated Amounts."

     "Mannesmann Receivable" shall have the meaning set forth in the definition of "Designated Amounts."

     "Material Contracts" shall have the meaning set forth in Section 3.13.

     "Merger" shall have the meaning set forth in Section 1.3(a).

     "Merger Consideration" shall have the meaning set forth in Section 2.1(c)(ii).

     "Net Proceeds" shall mean (i) the Designated Amounts collected on or before the third anniversary of the Closing Date (ii) plus the amount by which the Puerto Rico Tax Liability is less than $1.5 million (the "PR Surplus") or minus the amount by which the Puerto Rico Tax Liability exceeds $1.8 million (the "PR Deficit"), in each case as such amount shall be finally determined on or before the third anniversary of the Closing Date, (iii) minus the reasonable costs of collection, defense or settlement actually incurred on or before the third anniversary of the Closing Date in collecting or seeking to collect the Designated Amounts or in respect of counterclaims, and (iv) minus collection fees owing to BUYER pursuant to Section 6.12 hereof; provided, however, that if a final determination of the Puerto Rico Tax Liability shall not have been reached on or before the third anniversary of the Closing Date, there shall be no PR Surplus and no PR Liability.

     "Ordinary Course of Business" means the ordinary course of business of TARGET and its Subsidiaries, consistent with past custom and practice of TARGET and its Subsidiaries (including with respect to quantity and frequency).

     "Person" means any individual, trust, corporation, partnership, limited partnership, limited liability company or other business association or entity, court, governmental body or governmental agency.

     "Pentney" shall mean Pentney Engineering, Ltd., a limited liability company organized under the laws of the United Kingdom, and an indirectly wholly-owned subsidiary of TARGET.

     "Plans" means: (i) all employee benefit plans as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA");
(ii) all other severance pay, deferred compensation, excess benefit, vacation, stock, stock option, fringe benefit and incentive plans, contracts, schemes, programs, funds, commitments, or arrangements of any kind; and (iii) all other plans, contracts, schemes, programs, funds, commitments, or arrangements providing money, services, property, or other benefits, whether written or oral, formal or informal, qualified or nonqualified, funded or unfunded, and including any that have been frozen or terminated, which pertain to any employee, former employee, director, officer, stockholder, consultant, or independent contractor of TARGET or any ERISA Affiliate of TARGET and (i) to which TARGET or any ERISA Affiliate of TARGET is or has been a party or by which any of them is or has been bound or (ii) with respect to which TARGET or any ERISA Affiliate of TARGET has made any payments or contributions since December 31, 1987 or (iii) to which TARGET or any ERISA Affiliate of TARGET may otherwise have any Liability (including any such plan or arrangement formerly maintained by TARGET or any ERISA Affiliate of TARGET).

     "PR Deficit" shall have the meaning set forth in the definition of "Net Proceeds."

     "Preferred Proposal" shall have the meaning set forth in Section 6.1(a).

     "PR Surplus" shall have the meaning set forth in the definition of "Net Proceeds."

     "Proxy Statement" shall have the meaning set forth in Section 6.2(a).

     "Puerto Rico Tax Liability" means all taxes, including penalties and interest, paid to or claimed by the Commonwealth of Puerto Rico on or after the date of this Agreement with respect to operations conducted by TARGET and its Subsidiaries in Puerto Rico prior to the date of this Agreement, and all legal, accounting and other expenses incurred on or after the date of this Agreement in connection with the investigation, defense and settlement of such tax liabilities.

     "Reserve" shall have the meaning set forth in Section 2.2(d).

     "SEC" shall have the meaning set forth in Section 3.5(b).

     "Securities Act" shall have the meaning set forth in Section 3.2(b).

     "Security Interest" means any mortgage, pledge, security interest, charge, lien or other encumbrance or right of any third party.

     "Security Agreement" shall have the meaning set forth in Section 6.11.

     "Shareholders" shall mean the beneficial owners of the TARGET Common Stock issued and outstanding immediately prior to the Effective Time.

     "Shareholder Representative" shall mean Wexford Management LLC as representative of the Shareholders.

     "Subsidiary" means, with respect to any Person, any corporation or other entity, whether incorporated or unincorporated, of which (i) such Person or any other Subsidiary of such Person is a general partner (excluding partnerships, the general partnership interests of which held by such Person or any Subsidiary of such Person do not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries.

     "Surviving Corporation" shall have the meaning set forth in Section 1.3(a).

     "TARGET Balance Sheet" shall have the meaning set forth in Section 3.6(b).

     "TARGET Common Stock" shall have the meaning set forth in Section 3.2(a).

     "TARGET Disclosure Schedule" shall have the meaning set forth in Article 3.

     "TARGET Expenses" shall have the meaning set forth in Section 8.3(b).

     "TARGET Intellectual Property Rights" shall have the meaning set forth in 3.12(a).

     "TARGET Material Adverse Effect" means a material adverse effect on the business, operations, employee or client relations, properties, assets (including intangible assets), liabilities (contingent or otherwise), financial condition or results of operations of TARGET and its Subsidiaries taken as a whole.

     "TARGET Preferred Stock" shall have the meaning set forth in Section
3.2(a).

     "TARGET SEC Reports" shall have the meaning set forth in Section 3.6(a).

     "TARGET Stockholders Meeting" shall have the meaning set forth in Section 6.2(a).

     "Tax" or "Taxes" means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts, including any obligations with respect to taxes of a predecessor entity.

     "Tax return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Third Party" shall have the meaning set forth in Section 8.1.

     "Voting Agreement" shall have the meaning set forth in Section 6.9.

     "WEP" shall mean Wahlco Engineered Products, Ltd., a limited liability company formed under the laws of the United Kingdom, and an indirectly wholly-owned subsidiary of TARGET.

     "Wexford" shall have the meaning set forth in Section 6.9.

     "Wexford Debts" shall mean all Indebtedness of TARGET and its Subsidiaries which is owed to or guaranteed by Wexford (i) as set forth on Schedule I hereto,
                                                              ----------
and (ii) any amounts approved by the Executive Committee and advanced by Wexford to TARGET from the date hereof to the Closing Date, and (iii) in each case, accrued and unpaid interest on such amounts from the date hereof to the Closing Date in accordance with the terms of the Amended and Restated Credit Agreement dated as of January 30, 1998 (the "Credit Agreement").

     "Wexford Guarantees" shall mean all guarantees by Wexford of any outstanding obligations of TARGET and its Subsidiaries (other than the Wexford Debts) as of the Effective Time. Schedule II hereto sets forth the Wexford
                                 -----------
Guarantees.


                                 ARTICLE 1.
                                 THE MERGER

      1.1 Effective Time of The Merger.  Subject to the provisions of this
          ----------------------------
Agreement, a certificate of merger prepared in accordance with Section 252 of the Delaware General Corporation Law ("DGCL") (the "Certificate of Merger") shall be duly prepared, executed and acknowledged by TARGET, SUB and such other parties as may be appropriate, and thereafter the Certificate of Merger shall be delivered to the Delaware Secretary of State for filing as soon as practicable on or after the date on which the Closing occurs. The Merger shall become effective on the date and at the time of the acceptance of the Certificate of Merger by the Delaware Secretary of State or at such time thereafter as is provided in the Certificate of Merger (the "Effective Time").

      1.2 Closing.  The closing of the Merger (the "Closing") will take place at
          -------
10:00 a.m., Pacific Time, on a date to be specified by BUYER and TARGET, which shall be no later than two (2) business days following the satisfaction of the conditions hereto (the "Closing Date"), at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, CA 94304-1050, unless another date or place is agreed to in writing by BUYER and TARGET.

      1.3 Effects of the Merger.
          ---------------------

          (a) At the Effective Time, (i) the separate existence of SUB shall cease and SUB shall be merged (the "Merger") with and into TARGET (SUB and TARGET are sometimes referred to herein as the "Constituent Corporations" and TARGET is sometimes referred to herein as the "Surviving Corporation"), (ii) the Certificate of Incorporation of TARGET as in effect immediately prior to the Effective Time shall become the Certificate of Incorporation of the Surviving Corporation, and (iii) the Bylaws of TARGET as in effect immediately prior to the Effective Time shall become the Bylaws of the Surviving Corporation.

          (b) At and after the Effective Time, the effects of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all and singular rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, as well as for stock subscriptions and all other things in action or belonging to each of the Constituent Corporations, shall be vested in the Surviving Corporation, and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate vested by deed or otherwise, in either of the Constituent Corporations, shall not revert or be in any way impaired; but all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Corporations shall thereafter attach to the Surviving Corporation, and may be enforced against it to the same extent as if such debts and liabilities had been incurred by it.

      1.4 Directors and Officers.  The directors of SUB immediately prior to the
          ----------------------
Effective Time shall be the initial directors of the Surviving Corporation, and the officers of SUB immediately prior to the Effective Time shall be the officers of the Surviving Corporation.


                                   ARTICLE 2.
                            CONVERSION OF SECURITIES

      2.1 Conversion of Capital Stock.  As of the Effective Time, by virtue of
          ---------------------------
the Merger and without any action on the part of the holders of any shares of TARGET Common Stock or capital stock of Sub:

          (a) Capital Stock of Sub.  Each issued and outstanding share of the
              --------------------
capital stock of SUB shall be converted into and become one fully paid and nonassessable share of common stock, $.01 per share, of the Surviving Corporation.

          (b) Cancellation of Treasury Stock and BUYER-Owned Stock.  Any shares
              ----------------------------------------------------
of TARGET Common Stock that are owned by BUYER, SUB or any other wholly-owned Subsidiary of BUYER shall be canceled and retired and shall cease to exist and no stock of BUYER or other consideration shall be delivered in exchange therefor.

          (c) Conversion of TARGET Common Stock.  Subject to Section 2.3, each
              ---------------------------------
issued and outstanding share of TARGET Common Stock (other than shares to be canceled in accordance with Section 2.1(b)) shall be converted into the right to receive an amount per share equal to the sum of the following:

              (i) An initial payment of $1,581,768.50 minus any amounts advanced by Wexford to TARGET from the date hereof to the Closing Date in excess of the Interim Funding Cap, divided by the number of shares of TARGET Common Stock outstanding as of the Effective Time (the "Initial Payment"). The Initial Payment will be payable upon surrender of Certificates for TARGET Common Stock in accordance with Section 2.2. The Initial Payment is subject to reduction as set forth in Section 6.16.

              (ii) Contingent payments equal to (A) the Net Proceeds divided by (B) the number of shares of TARGET Common Stock outstanding as of the Effective Time (the "Contingent Payments" and together with the Initial Payment, the "Merger Consideration"). The Contingent Payments will be deposited with the Exchange Agent in accordance with Section 2.2 hereof.

All shares of TARGET Common Stock, when converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a Certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Initial Payment and Contingent Payment in consideration therefor upon the surrender of such Certificate in accordance with Section 2.2, without interest.

          (d) TARGET Stock Plans, Options and Rights.  All outstanding options
              --------------------------------------
and rights to purchase TARGET Common Stock issued under the TARGET 1996 Employee Stock Option Plan shall be terminated as of the Effective Time.

          (e) TARGET Warrants.  The Surviving Entity will not assume any
              ---------------
outstanding warrants to purchase TARGET Common Stock. TARGET will obtain agreements to terminate all warrants held by Wexford and Wexford affiliates.

      2.2 Exchange of Certificates.  The procedures for exchanging outstanding
          ------------------------
shares of TARGET Common Stock for cash pursuant to the Merger shall be as follows:

          (a) Exchange Agent.  As of the Effective Time, BUYER shall deposit
              --------------
with Boston Equiserve or another agent approved by BUYER and the Shareholder Representative (the "Exchange Agent"), for the benefit of the Shareholders, the aggregate amount of the Initial Payment payable pursuant to Section 2.1 in exchange for outstanding shares of TARGET Common Stock. BUYER shall deposit, or cause the Surviving Corporation to deposit, with the Exchange Agent any amounts constituting all or part of the Net Proceeds promptly as such Net Proceeds are received by the Surviving Corporation. The cash deposited for the Initial Payment and Contingent Payments as it shall be constituted from time to time is referred to as the "Exchange Fund."

          (b) Exchange Procedures.  As soon as reasonably practicable after the
              -------------------
Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of TARGET Common Stock (each a "Certificate" and, collectively, the "Certificates") whose shares were converted pursuant to
Section 2.1 into the right to receive the Merger Consideration (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as BUYER and TARGET may reasonably specify), (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration; and (iii) the notice of approval of the Merger and accompanying statutory materials, information and instruction as required by Section 262 of the DGCL. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by BUYER, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive, in exchange for the Certificate, the Merger Consideration, and the Certificate so surrendered shall immediately be canceled. In the event of a transfer of ownership of TARGET Common Stock which is not registered in the transfer records of TARGET, the Merger Consideration may be paid to a transferee if the Certificate representing such TARGET Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this
Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration. The instructions for effecting the surrender of the Certificates shall set forth procedures that must be taken by the holder of any Certificate that has been lost, destroyed or stolen. It shall be a condition to the right of such holder to receive the Merger Consideration that the Exchange Agent shall have received, along with the letter of transmittal, a duly executed lost certificate affidavit, including an agreement to indemnify BUYER, signed exactly as the name or names of the registered holder or holders appeared on the books of TARGET immediately prior to the Effective Time, together with a customary bond and such other documents as BUYER or the Exchange Agent may reasonably require in connection therewith.

          (c) No Further Ownership Rights in TARGET Common Stock.  Merger
              --------------------------------------------------
Consideration paid pursuant to this Section 2.2 shall be deemed when paid in full to have been paid in full satisfaction of all rights pertaining to such shares of TARGET Common Stock. There shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of TARGET Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged as provided in this Section 2.2.

          (d) Distribution from Exchange Fund.  No amounts other than the
              -------------------------------
Initial Payment shall be distributed from the Exchange Fund prior to the earlier of the first anniversary of the Closing Date or the date on which the Puerto Rico Tax Liability is finally determined. From such date until the expiration of the Exchange Fund, amounts may be distributed from the Exchange Fund as and when determined by the Shareholder Representative; provided, however, that until the earlier of the final determination of the Puerto Rico Tax Liability and the third anniversary of the Closing Date, an amount equal to 125% of the excess of the estimated Puerto Rico Tax Liability (as estimated in good faith by BUYER) over $1,800,000 (the "Reserve") shall not be distributed from the Exchange Fund; and provided further that unless the Shareholder Representative shall have instructed BUYER not to proceed with litigation to recover any funds that may constitute Net Proceeds, then for each unresolved item in the Designated Amounts, the Reserve shall be increased by $50,000.

          (e) Termination of Exchange Fund.  Any portion of the Exchange Fund
              ----------------------------
which remains undistributed to the stockholders of TARGET within one month after the third anniversary of the Closing Date shall be delivered to BUYER, and any stockholders of TARGET who have not previously complied with this Section 2.2 shall thereafter look only to BUYER for payment of their claim for any Merger Consideration and any dividends or distributions with respect to TARGET Common Stock.

          (f) No Liability.  Neither BUYER nor TARGET shall be liable to any
              ------------
holder of shares of TARGET Common Stock, as the case may be, in respect of any Merger Consideration delivered to a public official as required by any applicable abandoned property, escheat or similar law.

      2.3 Appraisal Rights.  The shares of TARGET Common Stock ("Dissenting
          ----------------
Shares") held by any stockholder of TARGET who has demanded an appraisal pursuant to the DGCL (a "Dissenting Stockholder") shall not be converted pursuant to the Merger unless and until the holder thereof shall have failed to perfect or shall have effectively withdrawn or lost such holder's rights to demand an appraisal under the DGCL, and shall be entitled to receive only the payment provided for by the DGCL. If any such holder shall fail to perfect or shall have effectively withdrawn or lost the right to demand an appraisal, the Dissenting Shares held by such Dissenting Stockholder shall thereupon be treated as though such shares had been converted into the right to receive the Merger Consideration pursuant to the terms hereof.

                                   ARTICLE 3.
                    REPRESENTATIONS AND WARRANTIES OF TARGET

     TARGET represents and warrants to BUYER and SUB that the statements contained in this Article 3 are true and correct, except as set forth in the disclosure schedule delivered by TARGET to BUYER (the "TARGET Disclosure Schedule"). The TARGET Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article 3, and the disclosure in any paragraph shall qualify only the corresponding paragraph in this Article 3.

      3.1 Organization.  The TARGET Disclosure Schedule lists each of  TARGET's
          ------------
Subsidiaries. Each of TARGET and its active Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the respective jurisdiction of its incorporation, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified and/or licensed to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a TARGET Material Adverse Effect. Except as set forth on the TARGET Disclosure Schedule, neither TARGET nor any of its Subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity, excluding securities in any publicly traded company held for investment by TARGET and comprising less than one percent (1%) of the outstanding stock of such company.

      3.2 TARGET Capital Structure.
          ------------------------

          (a) The authorized capital stock of TARGET consists of 50,000,000 shares of common stock, par value $0.01 per share ("TARGET Common Stock"), and 10,000,000 shares of Preferred Stock, par value $0.01 per share ("TARGET Preferred Stock"). As of October 31, (i) 16,323,074 shares of TARGET Common Stock were issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable, (ii) there were options and rights outstanding under the TARGET Stock Option Plans, entitling the optionees thereunder upon valid exercise to acquire in the aggregate 1,342,556 shares of TARGET Common Stock, (iii) there were warrants outstanding entitling the holders thereof upon valid exercise to acquire in the aggregate 1,306,133 shares of TARGET Common Stock at the exercise prices set forth on the TARGET Disclosure Schedule, and (iv) no shares of TARGET Common Stock were held by any Subsidiary of TARGET. No change in such capitalization has occurred since such date other than the exercise and termination of stock options outstanding. No shares of TARGET Preferred Stock were issued and outstanding. All shares of TARGET Common Stock subject to issuance as specified above, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable. There are no obligations, contingent or otherwise, of TARGET or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of TARGET Common Stock or the capital stock of any TARGET Subsidiary or make any investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity.

          (b) Except as set forth in this Section 3.2, there are no equity securities of any class of TARGET or any of its Subsidiaries, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth in this Section 3.2, there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which TARGET or any of its Subsidiaries is a party or by which any of them are bound obligating TARGET or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of TARGET or any of its Subsidiaries or obligating TARGET or any of its Subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. To the knowledge of TARGET, there are no voting trusts, proxies or other agreements or understandings with respect to the shares of capital stock of TARGET other than the Voting Agreement attached hereto as Exhibit A. All of the outstanding TARGET Common Stock, options or warrants were either registered under the Securities Act of 1933, as amended (the "Securities Act") or were issued pursuant to valid exemptions from registration. TARGET has taken all actions necessary such that after the Effective Time there will not exist any rights of any nature granting any Person a right to acquire the securities of TARGET and/or its Subsidiaries.

      3.3 Subsidiaries.  TARGET directly or indirectly owns all of the
          ------------
outstanding stock of each of its Subsidiaries free and clear of all Security Interests, agreements, preemptive rights, and/or limitations on TARGET's voting rights, charges or other restrictions of any nature, and all such shares are duly authorized, validly issued, fully paid and nonassessable.

      3.4 Authority and Status.
          --------------------

          (a) The execution, delivery and performance by TARGET of this Agreement and each and every other agreement, document and instrument provided for herein have been duly authorized and approved by a unanimous vote of the TARGET Board of Directors except that Mark L. Plaumann, a representative of Wexford on the Board, may abstain from voting subject only to the approval of the Merger by TARGET's stockholders under applicable provisions of TARGET's Certificate of Incorporation and the DGCL. The Board of Directors of TARGET has
(i) determined that the Merger is fair to and in the best interests of the stockholders of TARGET and (ii) resolved to submit the Merger to and recommend approval of the Merger by the stockholders of TARGET.

          (b) TARGET has the corporate power and authority to execute and deliver this Agreement, to perform hereunder and, upon approval of the transactions provided for herein by the stockholders of TARGET, to consummate the transactions contemplated hereby without any other corporate or stockholder approval. Assuming this Agreement and each and every agreement, document or instrument to be executed, delivered and performed by TARGET in connection herewith are valid and legally binding obligations of BUYER and Sub, this Agreement and each and every agreement, document and instrument to be executed, delivered and performed by TARGET in connection herewith constitute or will, when executed and delivered, constitute the valid and legally binding obligation of TARGET enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws from time to time in effect affecting the enforcement of creditors' rights generally.

      3.5 No Conflict; Required Filings and Consents.
          ------------------------------------------

          (a) The execution and delivery of this Agreement by TARGET does not, and the consummation of the transactions contemplated by this Agreement will not, (i) conflict with, or result in any violation or breach of, any provision of the Certificate of Incorporation or Bylaws of TARGET; (ii) result in any violation or breach of, require any consent or approval under, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which TARGET or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound; or
(iii) subject to the consents, approvals, orders, authorizations, filings and registrations specified in Section 3.5(b), conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to TARGET or any of its Subsidiaries or any of their properties or assets; other than, in the case of clause (ii) or
(iii) above, any such conflicts, violations, defaults, or rights that individually or in the aggregate could not reasonably be expected to (x) have a TARGET Material Adverse Effect, (y) materially impair the ability of TARGET to perform its obligations under this Agreement or (z) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

          (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to TARGET or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the applicable Certificate of Merger with the Delaware Secretary of State; (ii) the filing of the Proxy Statement with the Securities and Exchange Commission (the "SEC") in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws; and (iv) such other consents, approvals, orders, authorizations, registrations, declarations and filings as to which the failure to obtain or make could not reasonably be expected to (x) have a TARGET Material Adverse Effect, (y) materially impair the ability of TARGET to perform its obligations under this Agreement or (z) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

      3.6 SEC Filings; Financial Statements.
          ---------------------------------

          (a) TARGET has filed all forms, each registration statement, schedule, report, proxy statement and document required to be filed by TARGET with the SEC since the date of its initial public offering (collectively, the "TARGET SEC Reports"). The TARGET SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities

Act and the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in the TARGET SEC Reports or necessary in order to make the statements in the TARGET SEC Reports, in the light of the circumstances under which they were made, not misleading. None of TARGET's Subsidiaries is required to file any forms, reports or other documents with the SEC. TARGET has made all filings with the SEC in a timely manner as required by law and no event has occurred that requires an additional filing or any amendment to a prior filing.

          (b) Each of the consolidated financial statements (including, in each case, any related notes) contained in the TARGET SEC Reports complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted for presentation in Quarterly Reports on Form 10-Q), and fairly presented the consolidated financial position of TARGET and its Subsidiaries as at the respective dates and the consolidated results of their operations and cash flows for the periods indicated, except that the unaudited interim financial statements were subject to normal and recurring year-end adjustments which were not or are not material in amount. The audited balance sheet of TARGET as of December 31, 1997 is referred to herein as the "TARGET Balance Sheet."

          (c) TARGET has provided BUYER with a consolidated balance sheet and related statements of income, changes in stockholder's equity and cash flows for TARGET and each of its Subsidiaries as of and for the three month period ended September 30, 1998 ("Latest Financial Statements"). The Latest Financial Statements are consistent with the accounting policies used in preparing the consolidated financial statements attached to the TARGET SEC Reports and fairly present the results for the interim period presented thereby, except that such financial statements are subject to normal and recurring year-end adjustments which are not material in amount.

      3.7 No Undisclosed Liabilities.  Except as set forth in the TARGET
          --------------------------
Disclosure Schedule, the Company does not have any Liability in excess of fifty thousand dollars ($50,000) that (i) has not been reflected in the Latest Financial Statements or (ii) has not arisen in the Ordinary Course of Business since September 30, 1998. Except as reflected on the Latest Financial Statements, or disclosed in the TARGET Disclosure Schedule, no customer has asserted a right of refund or set off from TARGET.

      3.8 Absence of Certain Changes or Events.  Since the date of the Latest
          ------------------------------------
Financial Statements, TARGET and its Subsidiaries have conducted their businesses only in the Ordinary Course of Business and, since such date, there has not been (i) any material damage, destruction or loss (whether or not covered by insurance) with respect to TARGET or any of its Subsidiaries; (ii) any material change by TARGET in its accounting methods, principles or practices; (iii) any increase in dividends or employee compensation or benefits payable by TARGET, except for increases in the Ordinary Course of Business; (iv) any revaluation by TARGET of any of its assets, including, without limitation, writing down the value of capitalized software or inventory or writing off notes or accounts receivable other than in the Ordinary Course of Business; (v) any change in any material respect in which the business of TARGET and its Subsidiaries has been conducted, including, without limitation, billing of clients or collection of accounts receivable, purchases of goods and services or payment of accounts payable; (vi) any agreement and/or understanding entered into which materially alters or amends any licensing or contractual arrangements with respect to any TARGET Intellectual Property Rights, other than in the Ordinary Course of Business; (vii) any loss or change in the relationships with any client, contractor or supplier that would constitute a TARGET Material Adverse Effect; (viii) any declaration, setting aside or payment of a dividend or other distribution with respect to the capital stock of TARGET, or any direct or indirect redemption, purchase or other acquisition by TARGET of any of its capital stock other than pursuant to the exercise of repurchase rights under stock option agreements; (ix) any increase in the salary or other compensation payable or to become payable by TARGET to any of its officers, directors, or advisors, or the declaration, payment or commitment or obligation of any kind for the payment, by TARGET, of a bonus or other additional salary or compensation to any such person; (x) except as reflected on the Latest Financial Statements, any loan by TARGET to any person or entity, incurring by TARGET of any indebtedness, guaranteeing by TARGET of any indebtedness, issuance or sale of any debt securities of TARGET or guaranteeing of any debt securities of others except for advances to employees for travel and business expenses in the Ordinary Course of Business; or (xi) any other transaction, commitment, dispute, or any other action or event or condition that would be reasonably likely to have a TARGET Material Adverse Effect. BUYER acknowledges and agrees that recent and/or ongoing operating losses of TARGET do not make untrue the representations made in this Section 3.8.

      3.9 Taxes.
          -----

          (a) TARGET and its Subsidiaries have, as of the date hereof, and will prior to the Effective Time have, timely and accurately filed all federal, state, foreign and local income, franchise, sales, real and personal property, payroll and other tax returns and reports required to be filed by them prior to such dates and have timely paid, or will prior to the Effective Time timely pay, all taxes shown on such returns as owed for the periods of such returns, including all withholding or other payroll related taxes shown on such returns. The tax basis of all assets of TARGET and the Subsidiaries as reflected on their books and records is correct and accurate in all material aspects. Except as described on the TARGET Disclosure Schedule, neither TARGET nor any Subsidiary is, nor is either TARGET or any Subsidiary expected to become, subject to any additional taxes, interest, penalties or other similar charges with respect to the tax returns and reports referred to in the first sentence of this Section 3.9(a) that would individually or in the aggregate have a TARGET Material Adverse Effect. No assessments or notices of deficiency or other written communications have been received by TARGET, with respect to any tax return that has not been paid, discharged or fully reserved on the TARGET Balance Sheet, and no amendments or applications for refund have been filed or are planned with respect to any such return. TARGET does not have any material liabilities for Taxes that have not been accrued for or reserved on the TARGET Balance Sheet, contingent or otherwise. There are no agreements between TARGET or any Subsidiary and any taxing authority, including, without limitation, the IRS, waiving or extending any statute of limitations with respect to any tax return, and neither TARGET nor any of its Subsidiaries has filed any consent or election under the Code, including, without limitation, any election under Section 341(f) of the Code.

          (b) Neither TARGET nor any of its Subsidiaries has made any payments, or is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it, or any successor in interest, to make any payments, that will not be deductible under Section 280G of the Code.

          (c) TARGET and its Subsidiaries (i) have withheld the proper amounts necessary to comply with the tax withholding provisions of all applicable laws for all compensation paid to the officers and employees of TARGET and its Subsidiaries, (ii) have correctly prepared and duly and timely filed all returns and reports relating to those amounts withheld from their officers and employees and to their employer liability for employment taxes under the Tax Code and applicable state and local laws and (iii) have duly and timely paid and remitted to the appropriate taxing authorities the amounts withheld from their officers and employees and any additional amounts that represent their employer liability under applicable law for employment taxes.

          (d) No assessments or notices of deficiency or other written communications have been submitted to TARGET by the IRS, any foreign, state or local taxing authority, or any other investigation or audit, that will have, or can be expected to have, a TARGET Material Adverse Effect.

          (e) Neither TARGET nor any of its Subsidiaries is a "United States real property holding corporation" as defined in Section 897(c)(2) of the Code.

     3.10 Restrictions on Business Activities.  There is no agreement, judgment,
          -----------------------------------
injunction, order or decree binding upon TARGET or any of its Subsidiaries which has the effect of prohibiting or materially impairing any current or future business practice of TARGET or any of its Subsidiaries, any acquisition of property by TARGET or any of its Subsidiaries or the conduct of business by TARGET or any of its Subsidiaries as currently conducted or as proposed to be conducted by TARGET or any of its Subsidiaries.

     3.11 Title to Properties; Absence of Liens and Encumbrances.
          ------------------------------------------------------

          (a) Section 3.11 of the TARGET Disclosure Schedule sets forth a list of all real property owned by TARGET or any of its Subsidiaries.

          (b) TARGET, including its Subsidiaries, has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its properties and assets, free and clear of any Liens, except for defects in title, easements, restrictive covenants and similar encumbrances or impediments that, in the aggregate, do not and will not materially interfere with the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties.

          (c) All material assets owned or leased by TARGET and its are in good operating condition and reasonable state of repair, subject only to ordinary wear and tear.

     3.12 Intellectual Property.
          ---------------------

          (a) TARGET and its Subsidiaries own, or have a valid license to use, the rights to all patents, trademarks, trade names, service marks, copyrights and any applications therefor, technology, trade secrets, know-how and any other intellectual property rights (the "TARGET Intellectual Property Rights") that are material to the conduct of the business of TARGET and its Subsidiaries taken as a whole. No claims are pending or, to the knowledge of TARGET, threatened that TARGET or any of its Subsidiaries is infringing or otherwise adversely affecting the rights of any person with regard to any material TARGET Intellectual Property Right. To TARGET's knowledge, no person is infringing the rights of TARGET or any of its Subsidiaries with respect to any material TARGET Intellectual Property Right.

          (b) TARGET and its Subsidiaries use fully integrated operational and accounting software packages which are commercially available. Additionally, TARGET and its Subsidiaries have developed various proprietary software packages which are integrated into several of its final products to monitor and control the processes at customer locations. All of the commercially available products and the proprietary software could potentially be affected by the date change in the year 2000. TARGET and its Subsidiaries continue to assess the impact of the year 2000 issue on business operations, and have received assurances from the vendors of such licensed software that all date-sensitive issues related to the year 2000 conversion have been resolved. TARGET and its Subsidiaries are aware of programming changes which are required to configure its proprietary software and are in the process of implementing a corrective program. To TARGET's knowledge, the costs associated with such corrective program will not be material.

     3.13 Agreements, Contracts and Commitments.  The TARGET Disclosure Schedule
          -------------------------------------
contains a true and complete list of all material contracts, agreements, commitments and other instruments (identified by title, date and parties) (whether oral or written), to which TARGET or its Subsidiaries is a party, including all:

          (a) material leases, rental agreements or other contracts or commitments affecting the ownership or leasing of, title to or use of any interest in real or personal property and all maintenance or service agreements relating to any real or personal property requiring payments in excess of $100,000 per annum;

          (b) contracts or commitments providing for payments by TARGET or its Subsidiaries in excess of $50,000 per annum based in any manner upon the sales, purchases, receipts, income or profits of TARGET or its Subsidiaries;

          (c) any fidelity or surety or completion bond;

          (d) any agreement of indemnification or guaranty issued other than in the Ordinary Course of Business;

          (e)  license agreements;

          (f) employment contracts or commitments regarding employees or independent contractors requiring annual payments by TARGET or any of its Subsidiaries of an amount in excess of $50,000; and any other material contracts, plans or commitments providing for any continuing payment of any type or nature, including, without limitation, any severance, termination, parachute, or other payments (whether due to a change in control, termination or otherwise) and bonuses and vested commissions, in each case, requiring payments by TARGET or any of its Subsidiaries of an amount in excess of $50,000 in any 12-month period;

          (g) any collective bargaining agreements;

          (h) instruments or arrangements evidencing or related to Indebtedness for money borrowed or to be borrowed, whether directly or indirectly, by way of purchase-money obligation, guaranty, subordination, conditional sale, lease-purchase or otherwise;

          (i) any agreement relating to the disposition or acquisition of assets or any interest in any business enterprise outside the Ordinary Course of the Business;

          (j) joint product development agreements with any party other than BUYER;

          (k) except as provided in agreements disclosed elsewhere on the TARGET Disclosure Schedule, any written arrangement concerning non-competition;

          (l) agreements with any employee, or Plans, the benefits of which are contingent on, or the terms of which are materially altered upon, the occurrence of a transaction of the nature contemplated by this Agreement involving TARGET or its Subsidiaries; and

          (m) agreements or Plans the benefits of which will be increased or accelerated by the occurrence of the transactions contemplated by this Agreement.

          (n) written arrangements not disclosed on the TARGET Disclosure Schedule pursuant to any other provision in this Section 3.13 under which the consequences of a default or termination could have a TARGET Material Adverse Effect;

          The contracts, agreements, commitments and other instruments listed or required to be listed on the TARGET Disclosure Schedule are herein referred to as the "Material Contracts."

          To TARGET's knowledge, all the Material Contracts are valid and binding upon TARGET or the applicable Subsidiary and upon the other parties thereto and are in full force and effect and enforceable in accordance with their terms, except as enforceability may be affected by bankruptcy, insolvency, moratorium or similar laws affecting creditors rights generally and general principles of equity relating to the availability of equitable remedies. Neither TARGET nor any of its Subsidiaries is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Material Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that could not, individually or in the aggregate, reasonably be expected to result in a TARGET Material Adverse Effect. Except as set forth on the TARGET Disclosure Schedule, there are no material contracts or commitments that require the performance of services or provision of products by TARGET at a direct cost for each such contract or commitment reasonably expected to be in excess of the revenue to be derived pursuant to the terms of such contract or commitment. Except for terms specifically described on the TARGET Disclosure Schedule, neither TARGET nor any Subsidiary has received any payment from any contracting party in connection with or as an inducement for entering into any contract, agreement, policy or instrument except for payment for actual services rendered or to be rendered by TARGET or its Subsidiaries consistent with amounts historically charged for such services. The TARGET Disclosure Schedule also sets forth the amount of client payments to TARGET or its Subsidiaries through the date hereof with respect to services not yet performed by TARGET or its Subsidiaries, which payments individually exceed $1,000,000. All such payments through the date of the Latest Financial Statements are reflected in the Latest Financial Statements.

     3.14 Employees; Employment Matters.
          -----------------------------

          (a) Except as disclosed on the TARGET Disclosure Schedule, neither TARGET nor its Subsidiaries have any unsatisfied Liability to any previously terminated employee or independent contractor. TARGET and its Subsidiaries have disclosed all written employee handbooks, policies, programs and arrangements to BUYER.

          (b) No key employee or group of employees has informed either TARGET or its Subsidiaries of any plans to terminate their employment with TARGET or its Subsidiaries as a result of the transactions contemplated hereby or otherwise. Neither TARGET nor its Subsidiaries have experienced any strikes, grievances, other collective bargaining disputes or claims of unfair labor practices. Neither TARGET nor its Subsidiaries have any knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of TARGET and its Subsidiaries.

          (c) Except as set forth on Section 3.13(f) of the TARGET Disclosure Schedule or as provided by applicable law, all persons employed by TARGET and its Subsidiaries are employees at will or otherwise employed such that TARGET and its Subsidiaries may terminate their employment at any time, with or without cause, without creating any material cause of action against TARGET and its Subsidiaries or otherwise giving rise to any material liability of TARGET and its Subsidiaries for wrongful discharge, breach of contract or tort.

          (d) Except as disclosed on the TARGET Disclosure Schedule, TARGET and its Subsidiaries have complied in all material respects with all applicable laws relating to labor in each jurisdiction wherein TARGET and its Subsidiaries conduct business, including, without limitation, any requirements of the Immigration and Nationalization
Act of 1952, as amended by the Immigration Reform and Control Act of 1986 and the regulations promulgated thereunder, any provisions thereof relating to wages, termination pay, vacation pay, fringe benefits, collective bargaining and the payment and/or accrual of the same and all insurance and all other costs and expenses applicable thereto, and neither TARGET nor its Subsidiaries are liable for any arrearage, or any costs or penalties for failure to comply with any of the foregoing. Without limiting the generality of the foregoing, neither TARGET nor its Subsidiaries have incurred a violation of Part 6 of Subtitle B of Title I of ERISA ("COBRA") or any other applicable state or foreign insurance continuation law. No COBRA or other state or foreign insurance continuation law violation exists or will exist with respect to any employees of either TARGET or its Subsidiaries prior to and including the Effective Time, nor will any such violation occur as a result of the transactions contemplated hereby.

          (e) Each Person whom TARGET or its Subsidiaries has retained as an independent contractor during the past three years qualifies as an independent contractor and not as an employee of TARGET or its Subsidiaries under the Code and all applicable state laws. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby shall cause TARGET or its Subsidiaries to be in breach of any agreement with any employment, contractor or consultant or cause TARGET or its Subsidiaries to be liable to pay any severance or other amount to any employee, contractor or consultant of TARGET or its Subsidiaries.

    3.15 Employee Benefit Plans. TARGET and each of its Plans have at all times
         ----------------------
complied in all material respects with all applicable laws relating to labor and employee benefits in each jurisdiction wherein TARGET and its Subsidiaries conduct business, including without limitation, all applicable provisions of ERISA and the Code, and any applicable federal, state and foreign laws relating to wages, termination pay, vacation pay, fringe benefits, collective bargaining and the payment and/or accrual of the same and all taxes, insurance and all other costs and expenses applicable thereto.

     3.16 Litigation.  The TARGET Disclosure Schedule sets forth each instance
          ----------
in which TARGET or any of its Subsidiaries (i) is subject to any unsatisfied judgment, order, decree, stipulation, injunction or charge or (ii) is a party to or, to the knowledge of TARGET, is threatened to be made a party to, any charge, complaint, action, suit, proceeding, hearing, or investigation of or in any court or quasi- judicial or administrative agency of any Federal, state, local, or foreign jurisdiction or before any arbitrator, in each case that could reasonably be expected to result in any TARGET Material Adverse Effect. TARGET has no knowledge of any basis on which such charge, complaint, action, suit, proceeding, hearing, or investigation may be brought or threatened against TARGET or its Subsidiaries.

     3.17 Licenses and Permits; Compliance with Law.  TARGET and its
          -----------------------------------------
Subsidiaries hold all licenses, certificates, permits, franchises and rights from all appropriate federal, state or other public authorities necessary for the conduct of their respective businesses and the use of their respective assets, except for such licenses, certificates, permits, franchises and rights the absence of which would not individually or in the aggregate have a TARGET Material Adverse Effect. Except for any matters which will not have a TARGET Material Adverse Effect, TARGET and its Subsidiaries presently are conducting their respective businesses so as to comply with all applicable statutes, ordinances, rules, regulations and orders of any governmental authority. Further, TARGET and its Subsidiaries are not presently charged with, or, to the knowledge of TARGET, under governmental investigation with respect to, any actual or alleged violation of any statute, ordinance, rule or regulation, or presently the subject of any pending or, to the knowledge of TARGET, threatened adverse proceeding by any regulatory authority having jurisdiction over their respective businesses, properties or operations. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in the termination of any license, certificate, permit, franchise or right held by TARGET or any of its Subsidiaries, and all such licenses, certificates, permits, franchises and rights will inure to the benefit of the Surviving Corporation after the consummation of the transactions contemplated by this Agreement.

     3.18 Insurance.  TARGET has provided to BUYER a list and description of
          ---------
each insurance policy currently in effect where TARGET is the beneficiary, including the name of each insurer, policy coverage, coverage amounts and premiums payable. With respect to the insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of TARGET and its Subsidiary, to the knowledge of TARGET, there is no claim by TARGET and its Subsidiaries pending under any of such policies or bonds as to which coverage has been questioned, denied, or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and TARGET and its Subsidiaries are otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). TARGET has no knowledge of any threatened termination of, or premium increase with respect to, any of such policies. TARGET does not have any key-man life insurance policies or any other policies under which TARGET's Stockholders are beneficiaries, other than any policies under which TARGET's Stockholders may be beneficiaries in their capacities as employees of the Company.

     3.19 Related Parties.  Except for the Wexford Debts and the Wexford
          ---------------
Guarantees and except as set forth on the TARGET Disclosure Schedule or in the TARGET SEC Reports, to the knowledge of TARGET, no stockholder owning greater than a five-percent (5%) interest in TARGET, no Affiliate or member of the immediate family of any such stockholder, and no officer or director or member of the immediate family of such officer or director of TARGET or any Subsidiary possesses, directly or indirectly, any beneficial interest in, or is a director, officer or employee of, or member of the immediate family of a director, officer or employee of, any corporation, partnership, firm, association or business organization that is a client, supplier, customer, lessor, lessee, lender, creditor, borrower, debtor or contracting party with or of TARGET or any Subsidiary, in each case, such that would be required to be disclosed by TARGET in its public filings (except as a stockholder holding less than a one-percent (1%) interest in a corporation whose shares are traded on a national or regional securities exchange or in the over-the-counter market), other than arrangements with TARGET principals and experts in the Ordinary Course of Business.

     3.20 Clients.  TARGET shall provide BUYER with a true and accurate list of
          -------
all of the clients that generated at least $1,000,000 in revenues to TARGET in 1997 or are expected to generate $1,000,000 in billings in 1998. Since the date of the Latest Financial Statements, no client of TARGET and its Subsidiaries accounting for more than 5% of revenues of TARGET and its Subsidiaries, taken as a whole; in fiscal 1997, has canceled, materially reduced the scope of, or otherwise adversely modified its relationship with TARGET or its Subsidiaries and, to the knowledge of TARGET, no such Person has any intention to do so, and there are no disputes or problems or notices of dissatisfaction with or from any such client of TARGET or its Subsidiaries and the consummation of the transactions contemplated hereby will not, to the knowledge of TARGET, adversely affect any relationships with such clients.

     3.21 Warranty; Unbillable Work.  All services rendered by TARGET and its
          -------------------------
Subsidiaries have been in material conformity with all applicable contractual commitments and all warranties, and TARGET and its Subsidiaries have no Liability for damages in connection therewith, in excess of the warranty reserves for client claims set forth on the TARGET Balance Sheet. TARGET and its Subsidiaries have provided Buyer with accurate reports of Buyer's historical warranty experience.

     3.22 Environmental Liability.
          -----------------------

          (a) TARGET and its Subsidiaries have been and are in compliance in all material respects (which compliance includes, but is not limited to, the possession of all permits and other governmental authorizations required under applicable Environmental Laws and compliance with the terms and conditions thereof obtain could reasonably be expected to (x) have a TARGET Material Adverse Effect, (y) materially impair ability of the TARGET to perform its obligations under this Agreement or (z) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement) with all Environmental Laws and the Company has not received any notice of any alleged claim, violation of or liability under any Environmental Laws which has not heretofore been cured or for which there is any remaining liability;

          (b) Neither TARGET nor any of its Subsidiaries have received notice of any Environmental Claim filed or threatened against it, or against any person or entity whose liability for any Environmental Claim the Company has retained or assumed either contractually or by operation of law and there are no past or present actions, activities, circumstances, conditions, events or incidents, that to the knowledge of TARGET could reasonably be expected to form the basis of any Environmental Claim against the Company, the business thereof, or against any person or entity whose liability for any Environmental Claim the Company has retained or assumed either contractually or by operation of law;

          (c) Neither TARGET nor any of its Subsidiaries have disposed of, emitted, discharged, handled, stored, transported, used or released any Hazardous Materials, arranged for the disposal, discharge, storage or release of any Hazardous Materials, or exposed any employee or other individual to any Hazardous Materials or condition so as to give rise to any material liability or corrective or remedial obligation under any Environmental Laws; and

          (d) To the knowledge of TARGET no Hazardous Materials are present in, on, or under any properties owned, leased or used at any time (including both land and improvements thereon) by TARGET or its Subsidiaries or for its business, and, to the knowledge of TARGET, no reasonable likelihood exists that any Hazardous Materials will come to be present in, on, or under any properties owned, leased or used (including both land and improvements thereon) by the Company for its business, so as to give rise to any material liability or corrective or remedial obligation under any Environmental Laws.

     3.23 Brokers or Finders.  Other than the fees and expenses of Hera, LLC,
          ------------------
which amount will be paid by TARGET, TARGET has not incurred, nor will it incur, any liability for brokerage or finders' fee or agents' commissions or similar fee in connection with any of the transactions contemplated by this Agreement. The Initial Payment shall be reduced to the extent such fees and expenses incurred in connection with this transaction exceed $50,000.


                                   ARTICLE 4.
                REPRESENTATIONS AND WARRANTIES OF BUYER AND SUB

     BUYER and SUB represent and warrant to TARGET that the statements contained in this Article 4 are true and correct, except as set forth in the disclosure schedule delivered by BUYER to TARGET (the "BUYER Disclosure Schedule"). The BUYER Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article 4, and the disclosure in any paragraph shall qualify only the corresponding paragraph in this Article 4.

      4.1 Organization.  BUYER and SUB are corporations duly organized, validly
          ------------
existing and in good standing under the laws of the State of Delaware.

      4.2 Authority; No Conflict; Required Filings and Consents.
          -----------------------------------------------------

          (a) BUYER and SUB have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of BUYER and Sub. This Agreement has been duly executed and delivered by BUYER and SUB and constitutes the valid and binding obligation of BUYER and Sub, enforceable in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy laws and other similar laws affecting creditors' rights generally and (ii) general principles of equity, regardless of whether asserted in a proceeding in equity or at law.

          (b) The execution and delivery of this Agreement by BUYER and SUB does not, and the consummation of the transactions contemplated by this Agreement will not, (i) conflict with, or result in any violation or breach of any provision of the Certificate of Incorporation or Bylaws of BUYER or of Sub, or
(ii) subject to the consents, approvals, orders, authorizations, filings and registrations specified in Section 4.2(c), conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to BUYER or Sub, except for such violations which would not be reasonably likely to have a material adverse effect on the parties' ability to consummate the transactions contemplated by this Agreement.

          (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to BUYER or SUB in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger with the Delaware Secretary of State, and (ii) such other consents, authorizations, filings, approvals and registrations which in the aggregate, if not obtained or made, would not be reasonably likely to have a material adverse effect on the parties' ability to consummate the transactions contemplated by this Agreement.

      4.3 Financing.  BUYER has internal resources and will secure financing
          ---------
commitments from responsible financial institutions in connection with the Merger that are in an aggregate amount sufficient to consummate the transactions contemplated hereby.

      4.4 Sophisticated Purchaser; Access to Information; No Oral
          -------------------------------------------------------
Representations.  BUYER represents and acknowledges that it is a sophisticated
---------------
purchaser; that it is aware of TARGET's business affairs and financial condition; that BUYER, together with its representatives, has had the opportunity to conduct an independent due diligence review of TARGET, and in connection therewith BUYER has acquired sufficient information about the Company to reach an informed and knowledgeable decision to enter into this Agreement; that it is familiar with the industry in which TARGET conducts its business; that it is relying only on its due diligence review of TARGET and the representations and warranties contained herein; and that BUYER has formed its own opinions with respect to TARGET's future results and has not relied on any projections provided by TARGET.


                                   ARTICLE 5.
                              CONDUCT OF BUSINESS

      5.1 Covenants of TARGET.  During the period from the date of this
          -------------------
Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, TARGET agrees as to itself and its Subsidiaries (except to the extent that noncompliance with these covenants occurs because BUYER has declined to advance funds to TARGET or because Wexford has declined to advance funds to TARGET in excess of the Interim Funding Cap and only to the extent that such actions are in the control of TARGET), to carry on its business in the Ordinary Course of Business, to pay its debts and taxes when due, subject to good faith disputes over such debts or taxes, to pay or perform its other obligations when due, and, to the extent consistent with such business, to use all reasonable efforts consistent with past practices and policies to (i) preserve intact its present business organization, (ii) keep available the services of its present officers and key employees, (iii) maintain its properties, (iv) keep its insurance in force, (v) preserve its relationships with clients, suppliers, distributors, licensors, licensees, and others having business dealings with it, and (vi) pay its accounts payable in the Ordinary Course of Business without material increase in average days outstanding. TARGET shall promptly notify BUYER of any event or occurrence not in the Ordinary Course of Business of TARGET or its Subsidiaries, where such event or occurrence would result in a breach of any covenant of TARGET or its Subsidiaries, set forth in this Agreement or cause any representation or warranty of TARGET, set forth in this Agreement to be untrue as of the date of, or giving effect to, such event or occurrence. Except as expressly contemplated by this Agreement, TARGET shall not, without the prior written consent of BUYER which shall not be unreasonably withheld:

          (a) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock;

          (b) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or assets of, or by any other manner, any business or any corporation, partnership or other business organization or division, or otherwise acquire or agree to acquire any assets;

          (c) Sell, lease, license or otherwise dispose of any of its properties or assets which are material, individually or in the aggregate, to its business and that of its Subsidiaries, taken as a whole, except for transactions entered into in the Ordinary Course of Business;

          (d) Transfer or license to any Person or otherwise extend, amend or modify any material rights to the TARGET Intellectual Property Rights, other than the grant of non-exclusive licenses in the Ordinary Course of Business substantially consistent with past practices; issue any shares of TARGET capital stock or capital stock of any Subsidiary, or any securities which may be exchanged or exercised for or converted into TARGET capital stock or the capital stock of any Subsidiary (including, without limitation, any options or warrants) other than shares of TARGET Common Stock issuable upon exercise of existing options;

          (e) (i) Increase or agree to increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of employees in the Ordinary Course of Business, (ii) grant any additional severance or termination pay to, or enter into any employment or severance agreements with, officers, (iii) grant any severance or termination pay to, or enter into any employment or severance agreement with, any employee, except in settlement of dispute with terminated employees, (iv) enter into any collective bargaining agreement, or (v) establish, adopt, enter into or amend in any material respect any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

          (f) Revalue any material amount of its assets, including writing down the value of inventory or discounting or writing off notes or accounts receivable other than the Mannesmann Receivable, the LIM Funds, and other than in the Ordinary Course of Business;

          (g) Except with the approval of the Executive Committee, incur any Indebtedness for borrowed money or guarantee any such Indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities or guarantee any debt securities of others, other than Indebtedness incurred under outstanding lines of credit in the Ordinary Course of Business;

          (h) Change any policy or take any action with respect to the payment of accounts payable, and other than in the Ordinary Course of Business;

          (i) Incur or commit to incur capital expenditures other than in the Ordinary Course of Business;

          (j) Make any material change or take any material action with respect to the amortization, capitalization or other accounting policies or procedures, other than actions in the Ordinary Course of Business;

          (k) Other than with respect to the Designated Amounts and the Puerto Rico Tax Liability, waive, release, assign, settle or compromise any material claims or litigation;

          (l) Except as described on the TARGET Disclosure Schedule, make any tax election or settle or compromise any material federal, state, local or foreign tax liability; or

          (m) Take, or agree in writing or otherwise to take, any of the actions described in Sections (a) through (l) above, or any action that individually or in the aggregate could reasonably be expected to (x) have a TARGET Material Adverse Effect, (y) materially impair the ability of TARGET to perform its obligations under this Agreement or (z) prevent or materially delay the consummation of the transactions contemplated by this Agreement.

      5.2 SEC Filings; Financial Statements.
          ---------------------------------

          (a) Between the date hereof and the Effective Time, TARGET will make all filings and amendments thereto with the SEC in a timely manner as required by law. All such TARGET SEC Reports shall comply as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto.

          (b) Each of the consolidated financial statements (including, in each case, any related notes) contained in any TARGET SEC Reports filed between the date hereof and the Effective Time, shall comply as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, shall be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted for presentation in

Quarterly Reports on Form 10-Q), and shall fairly present the consolidated financial position of TARGET and its Subsidiaries as of the respective dates and the consolidated results of their operations and cash flows for the periods indicated.

      5.3 Cooperation.  Subject to compliance with applicable law, from the date
          -----------
hereof until the Effective Time, each of BUYER and TARGET shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations and shall promptly provide the other party or its counsel with copies of all filings made by such party with any Governmental Entity in connection with this Agreement, the Merger and the transactions contemplated hereby.

      5.4 Board of Directors.  On the date hereof, the TARGET Board of Directors
          ------------------
shall by resolution, (i) fix the number of directors at five, (ii) appoint John
T. Schofield to fill the existing vacancy on the TARGET Board of Directors,
(iii) designate an Executive Committee of the TARGET Board of Directors consisting of John T. Schofield, Mark Plaumann and C. Stephen Beal and (iv) delegate to such committee the authority to oversee the day to day operations of TARGET to the fullest extent permitted by the DGCL. The Chief Executive Officer of TARGET shall report directly to the Executive Committee with respect to such matters.


                                   ARTICLE 6.
                             ADDITIONAL AGREEMENTS

      6.1 No Solicitation.
          ---------------

          (a) TARGET shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, through any officer, director, employee, representative, agent or affiliate, (i) solicit, initiate, or encourage (including by way of furnishing information) any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transactions involving TARGET, other than the transactions contemplated or permitted by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as a "Competing Offer"), (ii) engage in negotiations or discussions concerning, or provide any non-public information to any Person relating to, any Competing Offer; provided, that TARGET may contact parties with whom it had been having discussions to terminate such discussions, or (iii) agree to, approve or recommend any Competing Offer. Neither the Board of Directors of TARGET, nor any committee thereof, shall (a) withdraw or modify, or propose to withdraw or modify, in any manner adverse to BUYER, the approval or recommendation of the Board of Directors of TARGET of the Merger or this Agreement, or (b) approve or recommend, or propose to approve or recommend, any Competing Offer or any other acquisition of outstanding shares of TARGET, other than pursuant to the Merger or this Agreement. Notwithstanding the foregoing, nothing contained in this Agreement shall prevent TARGET or its Board of Directors from (A) furnishing non-public information to, or entering into discussions or negotiations with, any Person in connection with an unsolicited bona fide written Competing Offer by such Person (including a new and unsolicited Competing Offer received by TARGET after the execution of this Agreement from a Person whose initial contact with TARGET may have been solicited by such party prior to the execution of this Agreement) or recommending such an unsolicited bona fide written Competing Offer to its stockholders, if and only to the extent that (1) (x) the TARGET Board of Directors determines in good faith that such Competing Offer would, if consummated, result in a transaction more favorable to TARGET's stockholders than the transaction contemplated by this Agreement and that the Person making such Preferred Proposal has the financial means, or the ability to obtain the necessary financing, to conclude such transaction, and (y) the Board of Directors of TARGET determines in good faith that the failure to take such action would be inconsistent with the fiduciary duties of the Board of Directors to its stockholders under applicable law (any such more favorable Competing Offer being referred to in this Agreement as a "Preferred Proposal"); and (2) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such Person, the Board of Directors receives from such Person an executed confidentiality agreement with confidentiality provisions not materially less favorable to such Person than those contained in the Confidentiality Agreement dated as of June 30, 1998 between BUYER and TARGET (the "Confidentiality Agreement") or (B) complying with Rule 14e-2 promulgated under the Exchange
Act with regard to a Competing Offer. TARGET shall take no action with respect to the Competing Offer until 48 hours after notice is received by BUYER as required under Section 6.1(b) below.

          (b) TARGET shall notify BUYER orally and in writing no later than 24 hours after receipt by TARGET (or its advisors) of any Competing Offer or any request for nonpublic information in connection with a Competing Offer or for access to the properties, books or records of such party by any Person that informs such party that it is considering making, or has made, a Competing Offer. Such notice to BUYER shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

      6.2 Proxy Statement.
          ---------------

          (a) As promptly as practicable after the execution of this Agreement, TARGET shall prepare and file with the SEC a proxy statement (the "Proxy Statement") to be sent to the stockholders of TARGET in connection with the meeting of its stockholders to consider this Agreement and the Merger (the "TARGET Stockholders Meeting"). The Proxy Statement (i) shall comply in form and content with the DGCL and all applicable published rules and regulations of the SEC with respect thereto, (ii) shall not, on the date the Proxy Statement is first mailed to stockholders of TARGET, at the time of the TARGET Stockholders Meeting, or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it was made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the TARGET Stockholders Meeting which has become false or misleading, and (iii) shall contain the unanimous recommendations of Directors of TARGET in favor of the Merger and this Agreement except Mark L. Plaumann, a representative of Wexford on the Board, who shall have abstained from voting.

          (b) BUYER and BUYER's counsel shall be given three (3) days to review and comment on the preliminary Proxy Statement prior to filing with the SEC and shall be given a reasonable period to review and comment on any subsequent changes to the Proxy Statement. TARGET will notify BUYER promptly of any comments received from the SEC or its staff and will provide BUYER with copies of all correspondence with the SEC pertaining to the Proxy Statement or the Merger. The final Proxy Statement shall be subject to BUYER's reasonable approval which shall not be unreasonably withheld and shall be given within two days after the date on which such document is provided to BUYER.

          (c) If at any time prior to the Effective Time any event relating to TARGET or any of its Affiliates, officers or directors should be discovered by TARGET which should be set forth in a supplement to the Proxy Statement, TARGET shall promptly inform BUYER.

      6.3 Stockholders' Meeting.  TARGET shall call a meeting of its
          ---------------------
stockholders to be held as promptly as practicable for the purpose of voting upon this Agreement and the Merger. Subject to Sections 6.1 and 6.2, TARGET will, through its Board of Directors, recommend to its stockholders approval of such matters.

      6.4 Consents.  Each of BUYER and TARGET shall use all reasonable efforts
          --------
to obtain all necessary consents, waivers and approvals under their respective material agreements, contracts, licenses or leases as may be necessary or advisable to consummate the Merger and the other transactions contemplated by this Agreement.

      6.5 Access to Information.  Upon reasonable notice and subject to
          ---------------------
applicable law and other legal obligations, TARGET shall in good faith afford to the officers, employees, accountants, counsel and other representatives of BUYER, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments, personnel and records and, during such period, TARGET shall furnish promptly to BUYER (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and (b) all other information concerning its business, properties and personnel as BUYER may reasonably request. Unless otherwise required by law, the parties will hold any such information which is nonpublic in confidence in accordance with the Confidentiality Agreement. No information or knowledge obtained in any investigation pursuant to this Section 6.5 shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Merger.

      6.6 Legal Conditions to Merger.  Each of BUYER and TARGET will take all
          --------------------------
reasonable actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to the Merger (which actions shall include, without limitation, furnishing all information required in connection with approvals of or filings with any Governmental Entity) and will promptly cooperate with and will use their best efforts to furnish information to each other in connection with any such requirements imposed upon any of them in connection with the Merger. Each of BUYER and TARGET will: (i) take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other third party, required to be obtained or made by TARGET or BUYER in connection with the Merger (any of the foregoing an "Approval") or the taking of any action contemplated thereby or by this Agreement; (ii) diligently oppose or pursue any rehearing, appeal or other challenge which may be available to it of any refusal to issue any Approval or of any order or ruling of any Governmental Entity which may adversely affect the ability of the parties hereto to consummate the Merger or to take any action contemplated by any Approval or by this Agreement until such time as such refusal to issue any Approval or any order or ruling has become final and non-appealable; and
(iii) diligently oppose any objections to, appeals from or petitions to reconsider or reopen any Approval or the taking of any action contemplated thereby or by this Agreement.

      6.7 Update Disclosure; Breaches; Opportunity to Cure.  From and after the
          ------------------------------------------------
date of this Agreement until the Effective Time, each party hereto shall promptly notify the other party in writing, by written update to its respective Disclosure Schedule or otherwise, as appropriate, of (i) the occurrence or non-occurrence of any event which would be likely to cause any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied, or (ii) the failure of BUYER or TARGET to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would be likely to result in any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied. Upon such written notification pursuant to this Section 6.7, the party responsible for such occurrence, non-occurrence, non-compliance or non-satisfaction (each, an "Event") shall have the opportunity, for a period of 20 calendar days from the date of such written notice, to cure such Event. If any Event is so cured, such Event shall not be a breach, notwithstanding anything to the contrary set forth herein.

      6.8 Trading Prohibitions.  Each of BUYER, SUB and TARGET hereby
          --------------------
acknowledges that as a result of disclosures by BUYER, SUB and TARGET contemplated under this Agreement, BUYER, Sub, TARGET and its Subsidiaries and their respective affiliates may, from time to time, have material, non-public information concerning each other. Each of BUYER, SUB and TARGET confirms that it and its respective Affiliates are aware, and that it has advised such persons that, (i) the United States securities laws may prohibit a person who has material, non-public information from purchasing or selling securities of any company to which such information relates, and (ii) material non-public information shall not be communicated to any other Person except as permitted herein.

     6.9  Voting Agreement.  Contemporaneously with the execution of this
          ----------------
Agreement, each of Wexford Management LLC on behalf of Wexford Special Situations 1996, L.P., Wexford Special Situations 1996 Institutional, L.P., Wexford Special Situations 1996, Limited, Wexford-Euris Special Situations 1996, L.P., Wexford Overseas Partners I, L.P., Wexford Capital Partners I, L.P., and Wexford Capital Partners II, L.P. (collectively, "Wexford"), and C. Stephen Beal shall have executed a voting agreement in the form attached hereto as Exhibit A
                                                                      ---------
(the "Voting Agreement") whereby each party to such agreement has agreed to vote in favor of the Merger. TARGET shall use all commercially reasonable efforts to obtain the signature of Henry Huta to the Voting Agreement.

     6.10 Additional Agreements; Reasonable Efforts.  Subject to the terms and
          -----------------------------------------
conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, subject to the appropriate vote of the stockholders of TARGET described in Section 7.1(a), including cooperating fully with the other party. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Constituent Corporations, the proper officers and directors of each party to this Agreement shall take all such necessary action.

     6.11 Security Interest.  TARGET, Pentney, WEP, Wexford, in its capacity as
          -----------------
principal stockholder of TARGET and in its capacity as the Shareholder Representative, and BUYER, shall execute on or before the Closing Date, a Security Agreement creating a valid and enforceable security interest, or comparable interest under the laws of the relevant jurisdiction, in each of the Mannesmann Receivable and all of WEP's right, title and interest in the LIM Funds in favor of the Shareholders (the "Security Agreement"). Prior to the Effective Time, TARGET and BUYER shall cooperate with the Shareholder Representative to take all actions necessary to allow the Shareholder Representative, on behalf of the Shareholders, to perfect the Security Interest, or take such other actions under the laws of the relevant jurisdiction as are necessary to give the Shareholders the same protections they would receive from the perfection of the Security Interest in the United States. From and after the Effective Time, BUYER shall, and shall cause the Surviving Corporation to, take any action which may be necessary to allow the Shareholders to maintain such perfection of the Security Interest.

     6.12 Collection and Payment of the Net Proceeds.
          ------------------------------------------

          (a)  The LIM Funds.

               (i) BUYER shall cause the Surviving Corporation and WEP to use commercially reasonable efforts to maximize the recovery of the LIM Funds as quickly as possible.

               (ii) Unless the LIM Funds have been repaid in full, BUYER shall not, and shall cause the Surviving Corporation and WEP not to, use LIM as the guarantor of any additional warrantee obligations of WEP, the Surviving Corporation or any other affiliate of BUYER, and shall not amend the terms of any LIM guarantee of WEP's warrantee obligations without the prior written approval of the Shareholder Representative.

               (iii) In the event that the LIM Funds are reduced because any portion of such funds have been paid by LIM from and after the Effective Time to the holder of a LIM guarantee of an obligation of the Surviving Corporation or WEP in satisfaction of a claim by such holder, BUYER shall, or shall cause the Surviving Corporation or WEP to, deposit an amount equal to the amount by which the LIM Funds were reduced as a result of such payment, with the Exchange Agent in accordance with Section 2.2 hereof, as if such amount were a portion of the Net Proceeds recovered from the LIM Funds.

          (b) The Mannesmann Receivable. BUYER shall cause the Surviving Corporation and Pentney to use commercially reasonable efforts to maximize recovery of the Mannesmann Receivable and to recover the Mannesmann Receivable as quickly as possible.

          (c) The Puerto Rico Tax Liability. BUYER shall cause the Surviving Corporation and any of its Subsidiaries, as appropriate, to use commercially reasonable efforts to maximize the PR Surplus and to determine the final amount of the Puerto Rico Tax Liability as quickly as possible.

          (d) Collection Fee. BUYER shall be entitled to payment of a collection fee equal to (i) 20% of the funds collected in respect of the Mannesmann Receivable plus (ii) 20% of the amount by which the Puerto Rico Tax Liability is less than $1.5 million; and (iii) 10% of the funds collected in respect of the LIM Funds; provided, however, that such collection fee shall be calculated after the deduction from such collected amounts of the costs and expenses associated with such collection.

          (e) Approval with Respect to Litigation. BUYER shall not undertake any litigation, or incur any material collection costs related thereto, in connection the Net Proceeds without the prior written consent of the Shareholder Representative.

          (f) Assumption of Responsibility. At anytime, the Shareholder Representative may elect to assume responsibility, at its cost subject to reimbursement out of Designated Amounts collected, for collection of the Designated Amounts.

          (g) Notwithstanding anything to the contrary, the Initial Payment shall be increased by the amount of any Net Proceeds collected by BUYER from the date hereof to the Closing Date.

          (h) On the third anniversary of the Closing Date, BUYER and the Shareholder Representative shall reasonably determine whether LIM is current on payments on the principal amount the LIM Funds no longer required to be held as collateral by LIM as of such date. If BUYER and the Shareholder Representative determine that LIM is current on such payments, BUYER shall deposit in the Exchange Fund an amount equal to the remaining LIM Funds then held by LIM. If BUYER and the Shareholder Representative shall determine that LIM is not current on such payments, then, notwithstanding anything to the contrary in Section 2.2(d) hereof, the Exchange Fund shall not terminate and BUYER shall continue to be bound by its post closing covenants regarding recovery and deposit of any Net Proceeds recovered from the LIM Funds.

     6.13 Payment of Wexford Debts and Replacement of Wexford Guarantees.  From
          --------------------------------------------------------------
the date hereof through the Closing Date, BUYER shall use its best efforts to take all actions necessary to enable BUYER, on the Closing Date to comply with its obligations under Sections 7.3(b) and 7.3(c) hereof.

     6.14 Working Capital.  From the date hereof to the Closing Date, upon the
          ---------------
determination of the Executive Committee that TARGET is in need of working capital, BUYER shall have the option to advance such funds to TARGET, and if BUYER shall elect not to advance such funds, Wexford shall have the option to advance such funds.

     6.15 Subsidiaries.  As promptly as possible, TARGET shall either provide to
          ------------
BUYER's counsel true, correct and complete copies of the current Certificate of Incorporation and By-laws (or other constitutive documents) of each of TARGET and its Subsidiaries or shall have made applications to the relevant governmental authorities to obtain such documents.

     6.16 Fees and Expenses.  On or before the Closing Date, TARGET shall submit
          -----------------
to BUYER, or cause its service providers to submit to BUYER, a detailed listing of reasonable expenses actually incurred by TARGET in connection with this transaction including, without limitation, reasonable fees and expenses of counsel, reasonable fees and expenses of accountants, the cost of directors and officers liability insurance, funding of a reserve account for payment of the expected fees and expenses of the Exchange Agent, and mailing and photocopying costs incurred in connection with the Proxy Statement. At the Closing, BUYER shall pay all such expenses of TARGET; provided however, that if such expenses exceed $100,000, exclusive of the fee owing to Hera, LLC, which shall not exceed $50,000, the Initial Payment shall be reduced by the amount of such excess.


                                   ARTICLE 7.
                              CONDITIONS TO MERGER

      7.1 Conditions to Each Party's Obligation to Effect the Merger.  The
          ----------------------------------------------------------
respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

          (a) Stockholder Approval.  This Agreement shall have been approved by
              --------------------
the affirmative vote of the holders of a majority of the outstanding shares of TARGET Common Stock entitled to vote thereon, present at a meeting at which a quorum is present in person or by proxy.

          (b) Approvals.  Other than the filing provided for by Section 1.1, all
              ---------
authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity the absence or nonoccurrence of which would be reasonably likely to have a TARGET Material Adverse Effect shall have been filed, occurred or been obtained.

          (c) No Injunctions or Restraints; Illegality.  No temporary
              ----------------------------------------
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger or limiting or restricting the conduct or operation by BUYER of the business of BUYER or the Surviving Corporation after the Merger shall have been issued, except for any such order, injunction restraint or prohibition which would not be reasonably likely to have a material adverse effect on BUYER; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger by any Governmental Entity which makes the consummation of the Merger illegal.

      7.2 Additional Conditions to Obligations of BUYER.  The obligations of
          ---------------------------------------------
BUYER to effect the Merger are subject to the satisfaction of each of the following conditions, any of which may be waived in writing exclusively by
BUYER:

          (a) Performance of Obligations of TARGET.  TARGET shall have performed
              ------------------------------------
in all material respects all material obligations required to be performed by it under this Agreement at or prior to the Closing Date; provided, however; that
                                                      --------  -------
TARGET's performance of the obligations set forth in Sections 6.5, 6.6, 6.7, 6.10, 6.11, and 6.15 hereof, shall not be a condition to the obligation of BUYER to effect the Merger; provided, however, that if any party having knowledge of an Event shall have failed to provide written notice of such Event to the party responsible therefor, then such Event shall not prevent such party from being deemed to have performed its obligations in all material respects in accordance with this Section 7.2(a). BUYER shall have received a certificate signed on behalf of TARGET by the chief executive officer and the chief financial officer of TARGET to such effect.

          (b) Opinion of TARGET's Counsel.  BUYER and SUB shall have received an
              ---------------------------
opinion of counsel for TARGET covering such matters as is customary in a transaction of this type and in form and substance reasonably satisfactory to BUYER.

      7.3 Additional Conditions to Obligations of TARGET.  The obligation of
          ----------------------------------------------
TARGET to effect the Merger is subject to the satisfaction of each of the following conditions, any of which may be waived, in writing, exclusively by
TARGET:

          (a) Performance of Obligations of BUYER.  BUYER shall have performed
              -----------------------------------
in all material respects all material obligations required to be performed by them under this Agreement at or prior to the Closing Date; and TARGET shall have received a certificate signed on behalf of BUYER by the chief executive officer and the chief financial officer of BUYER to such effect.

          (b) Refinancing of Wexford Debts.  At the Effective Time, the Wexford
              ----------------------------
Debts shall be paid in full.

          (c) Replacement of the Wexford Guarantees.  On or prior to the Closing
              -------------------------------------
Date, BUYER shall have replaced, or shall have arranged for a third party to replace, Wexford as guarantor on the Wexford Guarantees.

          (d) Security Agreement.  TARGET, Pentney, WEP and BUYER shall have
              ------------------
executed and delivered the Security Agreement.

          (e) Opinion of BUYER's Counsel.  TARGET shall have received an opinion
              --------------------------
of counsel for BUYER and SUB covering such matters as is customary in a transaction of this type and in form and substance reasonably satisfactory to TARGET.


                                   ARTICLE 8.
                           TERMINATION AND AMENDMENT

      8.1 Termination. This Agreement may be terminated at any time prior to the
          -----------
Effective Time (with respect to Sections 8.1(b) through 8.1(g), by written notice by the terminating party to the other party), whether before or after approval of the matters presented in connection with the Merger by the stockholders of BUYER or the stockholders of TARGET, as follows:

          (a) by mutual written consent of BUYER and TARGET; or

          (b) by either BUYER or TARGET if the Merger shall not have been consummated within the later of (x) ninety (90) days of the date of this Agreement and (y) the expiration of and any additional period pursuant to
Section 6.7 hereof, provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date; and provided further that if such delay is caused by the SEC, then the Agreement shall terminate not later than one hundred twenty (120) days after the date of this Agreement; or

          (c) by either BUYER or TARGET if a court of competent jurisdiction or other Governmental Entity shall have issued a final order, decree or ruling, or taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, and all appeals with respect to such order or action have been exhausted or the time for appeal of such order, decree, ruling or action shall have expired; or

          (d) by BUYER if, at the TARGET Stockholders' Meeting (including any adjournment or postponement thereof), the requisite vote of stockholders of TARGET in favor of this Agreement shall not have been obtained (provided, that the right to terminate this Agreement under this Section 8.1(d) shall not be available to any party which has not complied with its obligations hereunder in all material respects); or

          (e) by BUYER if (i) the Board of Directors of TARGET shall have withdrawn its recommendation of this Agreement or the Merger; (ii) an Alternative Transaction (as defined below) involving TARGET shall have taken place or the Board of Directors of TARGET shall have recommended such an Alternative Transaction to the stockholders of TARGET or shall have resolved to engage in such an Alternative Transaction; or (iii) a tender offer or exchange offer for forty percent (40%) or more of the outstanding shares of TARGET Common Stock shall have been commenced or a registration statement with respect thereto shall have been filed (other than by BUYER or an affiliate thereof), and the Board of Directors of TARGET shall have recommended that the stockholders of TARGET tender their shares in such tender or exchange offer; or

          (f) by BUYER if a breach of any covenant or agreement on the part of TARGET set forth in this Agreement shall have occurred which would cause the conditions set forth in Section 7.2(a) not to be satisfied, and, that with respect to any breach of a covenant or agreement hereunder, such covenant or agreement is incapable of being cured or, if capable of being cured, shall not have been cured within twenty (20) Business Days following receipt by BUYER of written notice of such breach from TARGET; or

          (g) by TARGET, if a breach of any covenant or agreement on the part of BUYER set forth in this Agreement shall have occurred which would cause the conditions set forth in Section 7.3(a) not to be satisfied, and, with respect to any breach of a covenant or agreement hereunder, such covenant or agreement is incapable of being cured or, if capable of being cured, shall not have been cured within twenty (20) Business Days following receipt by TARGET of written notice of such breach from BUYER.

For purposes of this Section 8.1, an "Alternative Transaction" involving a specified party to this Agreement means: (i) a transaction or series of transactions pursuant to which any person or group (as such term is defined under the Exchange Act) other than BUYER, TARGET or Sub, or any affiliate thereof, (a "Third Party") acquires or would acquire (upon completion of such transaction or series of transactions) shares (or securities exercisable for or convertible into shares) representing more than forty percent (40%) of the outstanding shares of TARGET's common stock, pursuant to a tender offer or exchange offer or otherwise; (ii) a merger, consolidation, share exchange or other business combination involving TARGET or any of its material Subsidiaries if, upon consummation of such merger, consolidation, share exchange or other business combination such Third Party owns or would own more than forty percent (40%) of the outstanding equity securities of TARGET or any of its material Subsidiaries or the entity surviving such merger or business combination or resulting from such consolidation; (iii) any other transaction or series of transactions pursuant to which any Third Party acquires or would acquire (upon completion of such transaction or series of transactions) control of assets of TARGET or any of its material Subsidiaries (including, for this purpose, outstanding equity securities of Subsidiaries of such party) having a fair market value equal to more than forty percent (40%) of the fair market value of all the consolidated assets of such party immediately prior to such transaction or series of transactions; or (iv) any transaction or series of transactions pursuant to which any Third Party acquires or would acquire (upon completion of such transaction or series of transactions) control of the Board of Directors of TARGET or by which nominees of any Third Party are (or would be) elected or appointed to a majority of the seats on the Board of Directors of TARGET.

      8.2 Effect of Termination. In the event of termination of this Agreement
          ---------------------
pursuant to Section 8.1, there shall be no Liability or obligation on the part of BUYER, TARGET, or their respective officers, directors, stockholders or Affiliates, except as set forth in Section 8.3 and further except to the extent that such termination results from the willful breach by a party of any of its representations, warranties, covenants or agreements in this Agreement; and provided, that the provisions of Section 8.3 of this Agreement and the Confidentiality Agreement shall remain in full force and effect and survive any termination of this Agreement.

      8.3 Fees and Expenses.
          -----------------

          (a) If this Agreement is terminated (i) by BUYER pursuant to Section 8.1(d), 8.1(e), or Section 8.1(f), TARGET shall pay to BUYER all fees and expenses incurred by BUYER relating to this Agreement and the transactions contemplated hereby ("BUYER Expenses") within five business days after receipt of such request which shall not exceed $300,000.

          (b) If this Agreement is terminated by TARGET pursuant to Section 8.1(g) hereunder, BUYER shall pay to TARGET all fees and expenses incurred by TARGET relating to this Agreement and the transactions contemplated hereby ("TARGET Expenses") within five business days after receipt of such request not to exceed $100,000, exclusive of the fee paid to Hera, LLC.

      8.4 Amendment. This Agreement may be amended by the parties hereto, by
          ---------
action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of TARGET, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders, as applicable, without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

      8.5 Extension; Waiver. At any time prior to the Effective Time, the
          -----------------
parties hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                  ARTICLE  9.
                                 MISCELLANEOUS

      9.1 Nonsurvival of Representations, Warranties and Agreements. None of the
          ---------------------------------------------------------
representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing and the Effective Time, except for covenants and agreements which, by their terms, are to be performed after the Effective Time. The Confidentiality Agreement shall survive the execution and delivery of this Agreement. However, neither the Closing, nor this Section, nor anything in this Agreement shall limit in any manner any legal or equitable rights and reconciliations of BUYER with respect to claims of actual fraud.

      9.2 Notices. All notices, requests and demands, and other communications
          -------
hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested), or sent by Federal Express or similar overnight delivery service, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to BUYER or SUB, to:

               Thermatrix Inc.
               308 N. Peters Road, Suite 100
               Knoxville, Tennessee  37922
               Attention:  Edward E. Greene
               Telephone:  (423) 539-9603
               Facsimile:  (423) 670-4091

          with a copy to

               Wilson Sonsini Goodrich & Rosati,
               650 Page Mill Road
               Palo Alto, CA 94304
               Attention: Michael J. Danaher, Esq.
               Telephone: (650) 493-9300
               Facsimile: (650) 493-6811

          and

          (b)  if to TARGET to:

               Wahlco Environmental Systems, Inc.
               3600 West Segerstrom Avenue
               Santa Ana, CA 92704-6495
               Attention: C. Stephen Beal
               Telephone: (714) 979-7300

               Facsimile: (714) 979-0130

          with a copy to

               Howard, Smith & Levin
               1330 Avenue of the Americas
               New York, New York  10019
               Attention:  Leonard Chazen, Esq.
               Telephone:  (212) 841-1000
               Facsimile:  (212) 841-1010

          (c)  and in each case, with a copy to:

               Wexford Management LLC
               411 West Putnam Avenue
               Greenwich, Connecticut  06830
               Attention:  Joseph Jacobs
               Telephone:  (203) 862-7020
               Facsimile:  (203) 862-7320

If delivered personally, the date on which a notice, request, instruction or document is delivered shall be the date on which such delivery is made and, if delivered by mail or by overnight delivery service, the date on which such notice, request, instruction or document is received shall be the date of delivery. In the event any such notice, request, instruction or document is mailed or shipped by overnight delivery service to a party in accordance with this Section 9.2 and is returned to the sender as nondeliverable, then such notice, request, instruction or document shall be deemed to have been delivered or received on the fifth day following the deposit of such notice, request, instruction or document in the United States mails or the delivery to the overnight delivery service. Any party hereto may change its address specified for notices herein by designating a new address by notice in accordance with this Section 9.2.

      9.3 Interpretation. The parties have jointly participated in the
          --------------
negotiation and drafting of this Agreement. In the event of an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumptions or burdens of proof shall arise favoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any Federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Each defined term used in this Agreement has a comparable meaning when used in its plural or singular form. Each gender-specific term used herein has a comparable meaning whether used in a masculine, feminine or gender-neutral form. The term "include" and its derivatives shall have the same construction as the phrase "include, without limitation," and its derivatives. The Section headings contained in this Agreement are inserted for convenience or reference only and shall not affect in any way the meaning or interpretation of this Agreement. When a reference is made in this Agreement to a section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      9.4 Counterparts. This Agreement may be executed in two or more
          ------------
counterparts, all of which shall be considered one and the same agreement.

      9.5 Governing Law. This Agreement shall be governed and construed in
          -------------
accordance with the laws of the State of Delaware without regard to any applicable conflicts of law rules.

      9.6 Arbitration.  The parties agree that any and all disputes, claims or
          -----------
controversies arising out of or relating to this Agreement that are not resolved by their mutual agreement shall be submitted to final and binding arbitration before J.A.M.S/Endispute, or its successor, pursuant to the United States Arbitration Act, 9 U.S.C. Sec. 1 et seq. Either party may commence the arbitration process called for in this Agreement by filing a written demand for arbitration with J.A.M.S/Endispute, with a copy to the other party. The arbitration will be conducted in accordance with the provisions of J.A.M.S/Endispute's Comprehensive Arbitration Rules and Procedures in effect at the time of filing of the demand for arbitration. The parties will cooperate with J.A.M.S/Endispute and with one another in selecting an arbitrator from J.A.M.S/Endispute's panel of neutral arbitrators, and in scheduling the arbitration proceeding. The parties covenant that they will participate in the arbitration in good faith. Costs with respect to the arbitration shall be awarded by the arbitrator. The provisions of this Section 9.6 may be enforced by any court of competent jurisdiction, and the party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including attorneys' fees, to be paid by the party against whom enforcement is ordered.

      9.7 Assignment. Neither this Agreement nor any of the rights, interests or
          ----------
obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, and any attempted assignment thereof without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

      9.8 Entire Agreement; No Third Party Beneficiaries. This Agreement and all
          ----------------------------------------------
agreements referenced specifically in this Agreement and executed as required by this Agreement constitute the entire agreement among the parties hereto and supersede and cancel any prior agreements, representations, warranties, or communications, whether oral or written, among the parties hereto relating to the transactions contemplated hereby or the subject matter herein. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an agreement in writing signed by the party against whom or which the enforcement of such change, waiver, discharge or termination is sought. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, provided, however, that the Shareholders are beneficiaries of the obligations of BUYER with respect to the Net Proceeds and the Shareholder Representative shall be entitled to enforce such obligations of BUYER.

      9.9 Severability. In the event that any court or any governmental
          ------------
authority or agency declares all or any part of any Section of this Agreement to be unlawful, invalid or unenforceable, (i) such part or Section of this Agreement shall be modified rather than voided, if possible, in order to achieve the intent of the parties to the extent possible, (ii) such unlawfulness, invalidity or unenforceability shall not serve to invalidate any other Section of this Agreement, and (iii) in the event that only a portion of any Section is so declared to be unlawful, invalid or unenforceable, such unlawfulness, invalidity or unenforceability shall not serve to invalidate the balance of such Section.

     9.10 Exhibits and Schedules Incorporated. All Exhibits and Schedules
          -----------------------------------
attached hereto are incorporated by reference herein and are an integral part of this Agreement.


                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered on the day and year first written above.


BUYER:                                THERMATRIX INC.
                                      a Delaware Corporation


                                      By: /s/ John T. Schofield
                                          --------------------------------------

                                      Name: John T. Schofield
                                            ------------------------------------

                                      Its: President and Chief Executive Officer
                                           -------------------------------------


SUB:                                  TMX ACQUISITION SUB I, INC.
                                      a Delaware Corporation


                                      By: /s/ John T. Schofield
                                          --------------------------------------

                                      Name: John T. Schofield
                                            ------------------------------------

                                      Its: President and Chief Financial Officer
                                           -------------------------------------


TARGET:                               WAHLCO ENVIRONMENTAL SYSTEMS, INC.
                                      a Delaware Corporation


                                      By: /s/ C. Stephen Beal
                                          -------------------------------------

                                      Name: C. Stephen Beal
                                            -----------------------------------

                                      Its: President and Chief Executive Officer
                                           -------------------------------------


                [Signature Page to Agreement and Plan of Merger]